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                                                            EXHIBIT 10.04


                            SHARE PURCHASE AGREEMENT

                                  by and among

                          CHORE-TIME BROCK HOLDING B.V.

                                   as "Buyer"

                                       and

                           HALDER INVESTMENTS III B.V.

                           HALDER INVESTMENTS III C.V.

                          STICHTING FONDSBEHEER FINCON

                                   BELDOR B.V.

                                    V. BERGER

                                    A. FABER

                                    J. PAQUES

                                 J.H.M. CREMERS

                                  H.W. GOOTZEN

                            as "Selling Shareholders"

                                       and

                               FANCOM HOLDING B.V.

                                 (The "Company")

                             Dated as of May 1, 1997
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          This SHARE PURCHASE AGREEMENT (this "Agreement") dated as of May 1,
1997 is made and entered into by and among Chore-Time Brock Holding B.V., a Netherlands corporation and each of the Selling Shareholders identified on the first page hereof (individually, a "Selling Shareholder" and collectively, the "Selling Shareholders") and Fancom Holding B.V., a Netherlands corporation (the "Company") with respect to the issued shares of the Company.

                              W I T N E S S E T H :

          WHEREAS, the Selling Shareholders own all of the issued shares (the "Shares" in the share capital of the Company; and

          WHEREAS, the Selling Shareholders desire to transfer the ownership of the shares to the Buyer for the consideration specified herein;

          NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements, terms and conditions contained herein, and in order to set forth the terms and conditions of the purchase and sale of the Shares, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                     CLOSING

          1.1 The Closing. The closing (the "Closing") of the transactions provided for in this Agreement shall be held at the offices of Trenite Van Doorne, 133 De Lairessestraat, 1075 HJ Amsterdam on the Closing Date. The "Closing Date" shall mean May 1, 1997 or such other date as mutually agreed upon by the Buyer and Selling Shareholders.

          1.2. Transfer of Shares. On the Closing Date and subject to the terms and conditions set forth in this Agreement, the Selling Shareholders will transfer to Buyer, and Buyer will accept transfer of the Shares, free and clear of all options, pledges, security interests, liens or other encumbrances or restrictions of any kind through the execution by the parties of a Dutch notarial deed of share transfer in the form attached hereto as Exhibit B, which deed will be executed before M.D. van Waateringe, a civil law notary, in Amsterdam or his deputy or successor, at the offices of Trenite Van Doorne, 133 De Lairessestraat, 1075 HJ Amsterdam.

          1.3 Consideration. On the Closing Date and subject to the terms and conditions set forth in this Agreement, in reliance on the representations, warranties, covenants and agreements of the parties contained herein and in consideration of the sale and transfer of the Shares, the Buyer agrees to purchase from the Selling Shareholders the Shares for the considerations specified below in this Article 1.
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                                                                             -3-

          1.4 Purchase Price. The Selling Shareholders shall cause the Company to prepare and deliver to Buyer five business days prior to the Closing Date an audited balance sheet of the Company and its subsidiaries as of February 28, 1997 (the "February Balance Sheet"), which shall be prepared as if February 28, 1997 was the Company's normal year end, in accordance with Dutch generally accepted accounting practices ("Netherlands GAAP") applied on a basis consistent with the audited Financial Statements (as defined in Section 2.2 (h). Reserves, liabilities, allowances and similar items shall be made on the February Balance Sheet for all liabilities (whether contingent or otherwise) and to appropriately value the assets of the Company and its subsidiaries. On the Closing Date, the Buyer shall pay the Selling Shareholders an aggregate amount equal to (i) NLG 34,500,000 plus (ii) the amount of Cash (as defined in Section 1.5) on the February Balance Sheet minus (iii) the amount of the Debt (as defined in Section 1.5) on the February Balance Sheet plus (iv) an amount, not to exceed NLG 330,000, equivalent to the cash received by the Company prior to Closing in consideration for the exercise of all stock options held by Mr. J.H.M. Cremers minus (v) 1% of the said consideration to account for capital tax due by the Company over such consideration minus (vi) an amount of NLG 247,887 representing a tax refund which the Company must return to the tax receiver. An amount equal to NLG 3,450,000 is to be delivered to ABN AMRO Bank N.V., as escrow agent (the "Escrow Agent") at Closing to be held pursuant to an Escrow Agreement substantially in the form attached as Exhibit C hereto, and the balance is to be paid to the Selling Shareholders at Closing by bank transfer to one account designated by the Selling Shareholders; amounts so held by the Escrow Agent are to be referred to therein as the "Escrow Fund").

          1.5 Purchase Price Adjustment.(a) As soon as practicable, but in no event later than 45 days following the last days of March 1997 and April 1997 respectively, the Company shall prepare and deliver to Buyer and the Selling Shareholders financial statements of the Company and its subsidiaries as of March 31, 1997 and as of April 30, 1997 (the "March Financial Statements" and the "April Financial Statements"), together also the "Post February Financial Statements", together with the workpapers used in the preparation thereof. The Post February Financial Statements shall present the amounts of Net Income of the Company and its subsidiaries as of the closing of business on March 31, 1997 and April 30, 1997 respectively. The Post February Financial Statements shall be prepared as if the Closing Date was the Company's normal year end, in accordance with Netherlands GAAP applied on a basis consistent with the audited Financial Statements (as defined in Section 2.2(h)). Reserves, liabilities, allowances and similar items shall be made on the Post February Financial Statements for all liabilities (whether contingent or otherwise) and to appropriately value the assets of the Company and its subsidiaries. As used herein and throughout this Agreement, the following terms shall have the following meanings:

          "Cash" means cash and cash equivalents (without duplication, net of outstanding checks) of the Company and of its subsidiaries.
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          "Debt" means, without duplication, "long term debt" including the current portion of any long term debt, as well as any other funded indebtedness including, without limitation, any bank revolving line of credit or overdraft mechanism, and any capitalized leases, including any of the foregoing reflected as current liabilities, of the Company and its subsidiaries. Debt does not include trade accounts payable, accrued liabilities, deferred income taxes, provisions or reserves under Netherlands GAAP and other liabilities not defined as debt herein.

          "Net Income", means results of operations after consideration for interest expense, interest income, taxes and minority interest of the Company and its subsidiaries.

          (b) Buyer and the Selling Shareholders shall have 30 days to review the Post February Financial Statements after receipt thereof or each of them. If either party so notifies the other party of its objection to the Post February Financial Statements, Buyer and the Selling Shareholders shall, within 30 days following such notice (the "Resolution Period"), attempt to resolve their differences and any resolution in writing by them as to any disputed amounts shall be final, binding and conclusive. If, at the conclusion of the Resolution Period, any amounts remain in dispute, then all amounts remaining in dispute shall be submitted to arbitration pursuant to Section 8.7 hereof.

          (c) Within 5 days after the lapse of the term for review under the preceding paragraph or within 5 days after the date when the respective Post February Financial Statements shall have been agreed or established as outcome of arbitration, the Buyer shall pay to the Selling Shareholders the Net Income shown on each Post February Financial Statements as earned during the month of March 1997 or April 1997 respectively, provided that the initial payment of such Net Income earned for March 1997 shall not exceed NLG 300,000, with the balance thereof in excess of NLG 300,000, if any, to be paid along with the payment of Net Income earned for April 1997, and provided further that the aggregate adjustment under this section will not exceed NLG 600,000.

                                   ARTICLE II

          2.1 Representations and Warranties by Buyer. Buyer represents and warrants to, and agrees with, the Selling Shareholders as follows:

          a. Organization, etc. Buyer is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own all of its property and assets and to carry an its business as it is now being conducted. Buyer is duly qualified or licensed to do business and is in good standing or validly existing in each jurisdiction in which the nature of its business or the character of its property makes such qualification necessary. The copies of the
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Certificate of Incorporation and By-laws of Buyer, which have been delivered to the Selling Shareholders are complete and correct, and such instruments, as so amended, are in full force and effect.

          b. Authority Relative to Agreement. Buyer has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action or proceedings. This Agreement has been duly executed and delivered by Buyer and is a valid and binding agreement of Buyer, enforceable in accordance with its terms.

          c. Non-Contravention. The execution and delivery of this Agreement by Buyer does not, and the consummation by Buyer of the transactions contemplated hereby will not, conflict with, violate any provision of the Certificate of Incorporation or By-Laws of Buyer, or conflict with, violate, or result with the giving of notice or the lapse of time or both in a violation of, any provision of any mortgage, lien, lease, agreement, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which Buyer or any of its properties or assets (real, personal or mixed, tangible or intangible) are bound.

          d. Consents, etc. As of the Closing Date, Buyer shall have obtained all licenses, permits, consents, authorizations, orders or approvals of any governmental commission, board or regulatory body necessary for their execution and delivery of this Agreement and its concummation of the transactions contemplated hereby.

          e. Brokers. Except for American Securities Capital Partners L.P., whose fees, commissions and expenses are the sole responsibility of the Buyer, and Broadview Associates, whose fees, commissions and expenses are the sole responsibility of the Selling Shareholders, no financial advisor, broker or finder is entitled to any financial advisory, brokerage or finder's fee or other similar payment from the Buyer, the Selling Shareholders, the Company or any of their subsidiaries or affiliates.

          2.2 Representations and Warranties by the Selling Shareholders. Except as set forth in the Disclosure Schedule dated as of the date of this Agreement prepared by the Selling Shareholders and accepted by the Buyer and made a part of this Agreement (the "Disclosure Schedule" attached as Annex D), the Selling Shareholders represent and warrant to, and agree with, Buyer as follows:

          a. Organization. The Company is a corporation duly incorporated and a validly existing limited liability company ("besloten vennootschap met beperkte aansprakelijkheid") under the laws of The Netherlands, With full corporate power and authority to own all of its properties and assets and to carry on its business as it is now
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                                                                             -6-

being conducted. The copies of the certificate of incorporation and articles of association, as amended, of the Company, which have been delivered to Buyer, are complete and correct, and such instruments are in full force and effect. The Company is registered at the Commercial Register of the Chamber of Commerce in Roermond, the Netherlands, under number 34658 in accordance with law and the information contained in the extract of said registration attached hereto as Exhibit E is complete and correct. All documents required to be filed with the Commercial Register with respect to the Company have been properly and timely filed.

          b. Share Capital and Securities. The authorized share capital of the Company consists of 2,000,000 shares with a par value of NLG 10.-. As of the Closing Date, 1,257,000 shares will be issued and outstanding, numbered 1 through 1,257,000, all of which will be owned, beneficially and of record, by the Selling Shareholders in the amounts and numbers set forth in Exhibit F attached hereto. Each share in the share capital of the Company is owned by the Selling Shareholders free and clear of any and all liens, charges, pledges, security interests or other encumbrances of any kind. Each issued share in the share capital of the Company is and shall be duly authorized, validly issued and fully paid up. As Mr Cremers has exercised an option held by him to purchase an aggregate of 33,000 shares in the authorized share capital of the Company ("Maatschappelijk kapitaal") before signature of this Agreement the Company does not have any outstanding commitments to issue or sell any shares in its share capital, or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from the Company any shares in its share capital, and no securities or obligations evidencing any such right are outstanding. The Company does not have outstanding any other debt or equity securities other than its issued shares and existing indebtedness, which, including the terms thereof, are fully described in the Disclosure Schedule.

          c. Subsidiaries. Set forth on the Disclosure Schedule is a correct and complete list of the Company's subsidiaries, showing as to each, its name, its corporate, partnership or joint venture form, the jurisdiction of its incorporation or formation, the number of shares of stock of each class of each subsidiary which is outstanding and the number of such outstanding shares owned by each of the Company and its subsidiaries. For the purpose of this Agreement the term subsidiaries includes the subsidiaries and the sub-subsidiaries of the Company. Each subsidiary is a corporation duly organized, validly existing under the laws of its jurisdiction of incorporation. Each subsidiary has the corporate or other power and authority to carry on its business as now being conducted and to own and lease its properties and is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business or properties makes such qualification necessary. All of the outstanding shares of capital stock of each subsidiary have been validly issued, are fully paid and non-assessable with no personal liability attaching to the ownership thereof and are free and clear of all liens. Except for Wolters WX B.V., in which the Company indirectly owns 160 common shares out of
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400 common shares and owns all priority shares which are fully paid and are free and clear of all liens. The Company is the legal and sole beneficial owner of all the outstanding shares of each subsidiary which is a corporation and there are no other securities of any subsidiary which is a corporation other than such outstanding shares. There are no outstanding rights, warrants, options or agreements with respect to any such outstanding shares. There are no outstanding rights, warrants, options or agreements with respect to any such outstanding shares of the Company's subsidiaries including, without limitation, agreements granting to any person rights to acquire any capital stock or agreements with respect to the voting thereof. Neither the Company nor any of its subsidiaries has any investment (whether equity, debt or other) in any other person. The copies of the Certificate of Incorporation and By-laws, as amended, of each subsidiary, which have been delivered to Buyer, are complete and correct, and such instruments are in full force and effect.

          d. Status. Neither the Company nor any subsidiary is or has been involved in proceedings for its winding-up, liquidation, bankruptcy, moratorium or debt relief or for the appointment of a receiver, administrator or liquidator and no shareholders' decision to such effect has been made with respect to the Company or any subsidiary.

          e. Authority Relative to Agreement. Each Selling Shareholder has the power and authority to execute this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. The execution by each Selling Shareholder of this Agreement and the Escrow Agreement and the consummation by such parties of the transactions contemplated hereby and thereby have been duly authorized by each such party. No other proceedings on the part of the Company or any Selling Shareholder are necessary to authorize the execution of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby. This Agreement has been and the Escrow Agreement will be duly executed by each Selling Shareholder and this Agreement is and the Escrow Agreement will be a valid and binding agreement of each such party, enforceable in accordance with its terms.

          f. Non-Contravention. The consummation of the transactions contemplated hereby and by the Escrow Agreement will not violate any provision of the Articles of Association of the Company or any of its subsidiaries, or violate, or result with the giving of notice or the lapse of time or both in a violation of, any provision of any mortgage, lien, lease agreement, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which the Company, any of its subsidiaries or any of their properties or assets (real, personal or mixed, tangible or intangible) are bound.

          g. Consents, etc. No consent, approval or action of, filing with or notice to any governmental or regulatory authority is required in connection with the execution and
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delivery of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby.

          h. Financial Statements. The Selling Shareholders have heretofore delivered to Buyer the audited consolidated financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 1994, 1995 and 1996 including their consolidated balance sheets as of each such date and the related consolidated statements of income, and shareholders' equity for each of the respective periods then ended (the "Financial Statements"). The Selling Shareholders have also delivered to Buyer the audited consolidated balance sheet of the Company and its subsidiaries as of February 28, 1997 (the "February Balance Sheet"). Such Financial Statements and February Balance Sheet are attached hereto as Exhibit G, (i) and have been prepared from the books and records of the Company and its subsidiaries, (ii) are in accordance with Netherlands GAAP consistently applied and fairly present the financial condition and results of operations of the Company and its subsidiaries as of the respective dates and for the respective periods thereof.

          i. Governmental Authorizations and Compliance with Laws. The Disclosure Schedule contains a complete and accurate list of all permits held by the Company or any of its subsidiaries or for which the Company or any subsidiary has applied, which are the only material permits necessary for or used by the Company and its subsidiaries to carry on their business as presently conducted. To the Selling Shareholders' knowledge after due inquiry the business of the Company and its subsidiaries has been operated in material compliance with all laws, ordinances, regulations and orders, of all governmental entities, domestic or foreign. To the Selling Shareholders' knowledge after due inquiry the Company and its subsidiaries have all material permits, certificates, licenses, approvals and other authorization required in connection with the operation of their business. There are no orders outstanding against the Company or any of its subsidiaries. No notice has been received by the Company or any of its subsidiaries and, to the Selling Shareholders' knowledge after due inquiry, no investigation or review is pending or threatened by any governmental entity with respect to (i) any alleged violation by the Company or any of its subsidiaries of any law, ordinance, regulation, order, policy or guideline of any governmental entity, or (ii) any alleged failure to have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the business of the Company and its subsidiaries. As used in this Agreement, "Selling Shareholders' knowledge after due inquiry" shall refer to matters within the knowledge of the Selling Shareholders and matters which should have been known by such persons, in each case after reasonable inquiry by them of the Company's management.

          j. Tax matters and Social Security Charges. (i) All taxes, whether direct or indirect, and all social security charges including all municipal taxes, water board charges (waterschapsheffingen), penalties and further assessments with respect thereto for which
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the Company or any subsidiary has been or may be assessed have been withheld as legally required, and either paid in full or adequate provision therefor has been made in the Financial Statements.

          (ii) There are no notices of tax or social security charge deficiencies and no litigation or dispute with the relevant authorities with respect thereto.

          (iii) All reports required to be filed by the Company or any subsidiary in respect to taxes or social security charges have been timely and properly filed and all information supplied to the relevant authorities is correct and complete.

          (iv) The execution and performance by the Selling Shareholders of their obligations under this Agreement will not give rise to any adverse tax consequences for the Company or any subsidiary.

          k. Title to Properties; Absence of Liens and Encumbrances, etc. To the Selling Shareholders' knowledge after due inquiry the Company and its subsidiaries have full and legal title to all of the properties and other assets (real, personal and mixed, tangible and intangible) reflected in the Balance Sheet or acquired after the date thereof (except for properties and assets sold or otherwise disposed of since December 31, 1996 In the ordinary and usual course of business) free and clear of any and all liens, charges, pledges, mortgages, retention of title, security interest or other encumbrances of any kind ("Lien"). Except for those properties or assets acquired since December 31, 1996, all properties and assets (real, personal and mixed, tangible and intangible) used in the business of the Company and its subsidiaries are reflected in the Balance Sheet in the manner and to the extent required by Netherlands GAAP.

          1. Real Estate. (i) The Disclosure Schedule specifies all the land and buildings owned, used or occupied by the Company and each of the subsidiaries (the "Properties"), the rights vested of each company in each of the Properties, and the respective durations of such rights.

          (ii) Insofar as freehold property ("eigendom") identified in the Disclosure Schedule ("Freehold Properties") is concerned, the relevant company has good and marketable title to its listed Freehold Properties free from all mortgages, any leases, tenancies, or options, or any license, agreement, claims of right or easement of any kind in respect thereto.

          (iii) With respect to any Properties leased by the Company or any subsidiary ("Leased Properties") as identified in the Disclosure Schedule, there are no circumstances which would entitle a lessor or any other person to exercise my power of entry upon or take possession of any of the Leased Properties or which would otherwise restrict the continued possession of any of such Properties or which could prevent the development
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of any of the Properties for which planning permission has been or is expected to be obtained. No notice of breach of any terms of any lease has been received by the company or any subsidiary.

          (iv) To the Selling Shareholders' knowledge after due inquiry the use to which each of the Properties is put is not subject to any restriction or condition and conforms to all laws and regulations, permits, licences and orders of the relevant authorities and in the case of Leased Properties the use to which each of the Properties is put complies with the terms of the lease and all necessary consents to such existing use have been obtained. No notice or warning of violation of any law or regulation, permit or licences has been received by the Company or any subsidiary.

          (v) All requisite permits, licences and approvals have been obtained for all development or alteration of the Properties and all conditions imposed therein have been complied with.

          (vi) The market value of each of the Properties is not materially below the value at which the same is included in the Balance Sheet.

          m. Material Agreements. The Disclosure Schedule lists every material agreement to which the Company or any of its subsidiaries is a party or by which it or any of their properties or assets (real, personal or mixed, tangible or intangible) is bound which is to be performed in whole or in part after the Closing Date. Solely for the purpose of this Section 2.2(m), the term "material agreement" shall mean any single agreement or lease (in each case, whether oral or written), including agreements with respect to notes receivable, pursuant to which any party thereto is obligated after the date hereof to make payments aggregating more than USD 75,000 except for agreements which the Company or its Subsidiaries can terminate at will without a penalty; agreements (in each case, whether oral or written) relating to the declaration or payment of dividends or distributions, the incurrence of indebtedness or the sale or purchase of assets out of the ordinary course of business; employment contracts or severance agreements with annual salary payments of USD 75,000 gross per year or more; agreements (in each case, whether oral or written) restricting the Company's or any of its subsidiaries' ability to compete or engage in any type of business or otherwise containing restrictive covenants; and agreements (in each case, whether oral or written) with "change in control" provisions. There is no default, nor will any default occur hereafter, as a result of the consummation of the transactions contemplated hereby, by the Escrow Agreement or otherwise, in any obligation to be performed by any party to any material agreement to which the Company or any of its subsidiaries is a party or by which it or any of its properties or assets (real, personal or mixed, tangible or intangible) is bound. Each agreement listed in the Disclosure Schedule is valid and binding in accordance with its terms. Other than this Agreement, there are no agreements or options to sell or lease any of the properties or assets (real, personal or mixed, tangible

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or intangible) of the Company or any of its subsidiaries except in the ordinary and usual course of its business. The Company has delivered or made available to Buyer true and complete copies of all agreements listed in the Disclosure
Schedule including supporting documentation.

          n. Litigation. (i) There is no claim, action, suit or proceeding pending or, to the Selling Shareholders' knowledge after due inquiry, threatened against the Selling Shareholders, the Company, any of its subsidiaries or any of their properties or assets (real, personal or mixed, tangible or intangible) or which seeks to prohibit, restrict or delay consummation of the transactions contemplated by this Agreement or the Escrow Agreement or any of the conditions to consummation of the transactions contemplated by this Agreement, nor is there any judgement, decree, injunction, ruling, award or order of any, court, governmental department, commission, agency or instrumentality or arbitrator outstanding or, to the Selling Shareholders' knowledge after due inquiry, threatened against the Company, any of its subsidiaries or any of their properties or assets (real, personal or mixed, tangible or intangible); or (ii) to the Selling Shareholders' knowledge after due inquiry neither the Company, any of its subsidiaries nor any of their officers or employees is currently charged with, or is currently under investigation with respect to, any violation of any provision of any federal, state, foreign or other applicable law or administrative regulation in respect of the business of the Company and its subsidiaries.

     o. Employees. (i) To the Selling Shareholders' knowledge after due inquiry the Disclosure Schedule sets forth a list of all of the current employees of the Company and its subsidiaries, their dates of birth and their dates of hire, their base salary and any bonuses and premiums to which they are entitled. The employees of the Company and its subsidiaries are not entitled to receive any indemnities (such as termination indemnities, retirement indemnities or end of work indemnities) which exceed the indemnities required by the laws which apply to the Company and its subsidiaries, and no employees are entitled to participate in the Company's or its subsidiaries' profits or any other results which apply to the Company and its subsidiaries.

          (ii) To the Selling Shareholders' knowledge after due inquiry the Company and its subsidiaries have not contracted any obligation nor are bound by any obligation towards any former managing director, officer or employee or the heirs of any former managing director, officer or employee, in particular pursuant to a pension or complementary retirement scheme.

          (iii) To the Selling Shareholders' knowledge after due inquiry no present or former managing director, officer or employee has any claim against the Company or any subsidiary arising out of notice of termination of employment or office prior to the Closing Date.

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          (iv) To the Selling Shareholders' knowledge after due inquiry licenses have been obtained from the Director of the appropriate District Labour Office ("Regional Bureau der Arbeidsvoorzieningen" or "Inspection du Travail") in respect of every employee whose employment has been terminated by the Company where such license is required. There are not outstanding applications before any District Labour Office.

          (v) To the Selling Shareholders' knowledge after due inquiry the Disclosure Schedule contains a true and correct list of all employee benefit plans. Each compulsory or voluntary employee benefit plan is in good standing under all applicable legislation and all required employer contributions under any such plans have been made or reserved in the books and records maintained by the Company and the applicable funds have been funded in accordance with the terms of the plans. No liabilities exist thereunder which have not been paid when due.

          p. Labor Matters. There are no controversies pending between the Company and its subsidiaries and any of their employees or officers.

          q. Absence of Certain Changes on Events. Since February 28, 1997 there has not been (i) any change, or any development involving a prospective change, which, individually or in the aggregate, has had or could have a material adverse effect ("Material Adverse Effect") on the financial condition, business, operations, or prospects of the Company and its subsidiaries taken as a whole;
(ii) any damage, destruction or other loss with respect to property owned by the Company or any of its subsidiaries, whether or not covered by insurance, or any strike, work stoppage or slowdown or other labor trouble involving the Company or any of its subsidiaries; (iii) any direct or indirect redemption, purchase or other acquisition by the Company or any of its subsidiaries of any shares of the capital stock of the Company or any of its subsidiaries; (iv) any declaration, setting aside or payment of any dividend or distribution (whether in cash, capital stock or property); (v) any investment made in the debt or equity of another entity; (vi) the entry by the Company or any of its subsidiaries into any commitment or transaction which is not in the ordinary course of business;
(vii) any material (x) change in any investment, accounting, tax accounting, financial reporting, inventory, credit, allowance or tax practice, election or policy of the Company or any subsidiary; (y) change in any method of calculating any bad debt, contingency or other reserve of the Company or any subsidiary for accounting, financial reporting or tax purposes, or any change in the fiscal year of the Company or any subsidiary or (z) decrease in selling prices or increase of purchase prices; (viii) to the Selling Shareholders' knowledge after due inquiry any hiring of any new employees (other than in the ordinary course of business consistent with past practice); or (ix) any increase in any manner of the compensation, remuneration or fringe benefits of any of the managing directors or employees of the Company or its subsidiaries or payment or agreement to pay any pension retirement allowance, or other benefit not required by any existing employee benefit plan with or for the benefit of any officers or employees of the

Company or its subsidiaries or any other person, or alteration, amendment, termination in whole or in part, or curtailment or permanent discontinuance of distributions to, any pension plan or any other employee benefit plan.

          r. Intellectual Property Rights. (i) The Disclosure Schedule sets forth a complete and accurate list of: (a) all patents, trademarks, service-marks, tradenames, copyrights, registered designs and other intellectual property rights (the "Intel1ectual Property Rights") used or planned to be used by the Company or any subsidiary in connection with its business; (b) all written agreements relating to the Intellectual Property Rights which the Company or any subsidiary has licensed from or to a third party.

          (ii) The Intellectual Property Rights are registered in the name of, are legally and beneficially vested in and are the property of the stated Company or subsidiary except as disclosed in the Disclosure Schedule, the Intellectual Property Rights are valid and continuing, have been properly maintained and (where necessary) renewed, are not being infringed, and will not be altered or impaired by the consummation of the transactions contemplated by this Agreement.

          (iii) All pending applications for Intellectual Property Rights initiated with respect by the Company or any subsidiary have been properly pursued.

          (iv) To the Selling Shareholders' knowledge after due inquiry no tradename, trademark and/or service-mark registered or applied for in the name of the Company or any subsidiary is being used by any person in the same or similar business as that of the Company or any subsidiary except as disclosed in the Disclosure Schedule.

          (v) To the Selling Shareholders' knowledge after due inquiry no further Intellectual Property Rights or licenses are required by the Company or any subsidiary to conduct its business as now conducted or as currently planned in order to avoid conflicts with or infringements upon the rights of others and no such conflict or infringement currently exists.

          (vi) No claim has been asserted and to the Selling Shareholders knowledge after due inquiry, none is anticipated, challenging either the ownership or the use by the Company or any subsidiary of any Intellectual Property Rights, technology, know-how or process, or the validity of any licence therefor.

          s. Absence of Undisclosed Liabilities and Agreements. Except as specifically provided for in the Financial Statements and February Balance Sheet, the Company and its subsidiaries (i) did not have, as of December 31, 1996 or February 28, 1997 any debts, liabilities or obligations, whether accrued absolute, contingent or otherwise and whether due or to become due (including, without limitation, any liabilities resulting from the failure to comply with any law applicable to the Company, any of its subsidiaries or to the conduct of their business) except as disclosed the Financial Statements and February Balance Sheet, (ii) have not incurred, since December 31, 1996 any such debts, liabilities or obligations other than in the ordinary and usual course of their business consistent with past practice and which would be reflected on a balance Sheet prepared in the ordinary course of business.

          t. Insurance. To the Selling Shareholders' knowledge after due inquiry the Company and its subsidiaries have adequate insurance policies in full force and effect which provide for coverages which are customary in both amount and scope for the business conducted by the Company and its subsidiaries. The current insurance coverage of the Company and its subsidiaries is as described in the Disclosure Schedule. All material claims have been filed in timely fashion and are mentioned in the Disclosure Schedule under 2.2(n). There are no present circumstances giving rise to a claim under any policy of insurance.

          u. Payments. To the Selling Shareholders' knowledge after due inquiry the Company and its subsidiaries have not, directly or indirectly, paid or delivered any fees, commissions or other sums of money or items of property however characterized to any finders, agents, customers, government officials or other parties, in the United States or in any other country, which in any manner are related to the business or operations of the Company and its subsidiaries, and which have been illegal under any federal, state or local laws of the United States or any other country or territory having jurisdiction over the Company or any of its subsidiaries. The Company and its subsidiaries have not participated, directly or indirectly, in any illegal boycotts or similar practices.

          v. Subsidies and Governmental Assistance. To the Selling Shareholders' knowledge after due inquiry the Disclosure Schedule enumerates the governmental subsidies and assistance, as well as the licenses, contracts and preferential conditions consented to by a Governmental or Regulatory Authority, which have been transmitted to the Company or to which any of the subsidiaries is a party or beneficiary. The Company and the subsidiaries will in no event be required to reimburse for any reason whatsoever the subsidies already received. Neither the Company nor any subsidiary is liable or will in the future be liable to repay any material investment premiums as a result of the transfer contemplated in this Agreement or any event occurring prior thereto. Solely for the purpose of this section 2.2.v the term "material investment premiums" shall mean any repayment of an investment premium of more than USD 25,000.

          w. Inventories. All inventories carried by the Company and its subsidiaries as of December 31, 1996 and February 28, 1997 and reflected in the Financial Statements and the February Balance Sheet, are valued consistent with Netherlands GAAP. The Company has adequate obsolescence reserves to cover inventory items which have a market value lower than cost. Except to the extent of inventory reserves reflected in the

Balance Sheet, the items included in said inventories are normal items of inventory carried by the Company and its subsidiaries, and are current, suitable and merchantable at customary prices of the filling of orders in the normal course of business, and are not obsolete damaged, defective or slow moving.

          x. Products Liability. Except as disclosed in the Disclosure Schedule 2.2(n), to the Selling Shareholders' knowledge after due inquiry, there are no facts or events which have occurred forming the basis for any claim against the Company or any of its subsidiaries for products liability, whether in tort or strict liability or on account of any express or implied warranty, and all reserves thereon for on the Balance Sheet are adequate.

          y. Notes and Accounts Receivable and Liabilities. Each of the material liabilities of the Company and its subsidiaries as of December 31, 1996 and February 28, 1997 is reflected or reserved for in the Financial Statements and February Balance Sheet and the amounts so reflected or reserved are true and correct according to Netherlands GAAP. Notes and accounts receivable will be fully collectible, except to the extent of reserves for doubtful accounts reflected in the Balance Sheet.

          z. Proprietary Rights. The proprietary rights listed in the Disclosure Schedule are all those used in the business of the Company and its subsidiaries. The Company's and its subsidiaries' use of such proprietary rights is not infringing upon or otherwise violating the rights of any third party in or to such proprietary rights, and no proceedings have been instituted against or notices received by the Company or any of its subsidiaries that are presently outstanding alleging that the Company's or any subsidiary's use of such proprietary rights infringes upon or otherwise violates any rights of a third party in or to such proprietary rights.

          aa. Books of Account. The books of account of the Company and its subsidiaries have been fully, properly and accurately kept, and have and will adequately reflect all of their respective items of income and expense and all of their assets, liabilities and accruals, in accordance with Netherlands GAAP.

          ab. Purchase Commitments and Outstanding Bids. As of the Closing Date there are no claims against the Company or any of its subsidiaries to return in excess of an aggregate of USD 50,000 by reason of alleged over-shipments, defective merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable. The Disclosure Schedule lists all capital expenditures committed for but not paid for by the Company. No outstanding purchase or outstanding lease commitment of the Company or any of its subsidiaries presently is in excess of the normal, ordinary and usual requirements of its business or contains terms and conditions more onerous than those usual and customary in the business of the Company and its subsidiaries.

         ac. Customers and Suppliers. To the Selling Shareholders' knowledge after due inquiry the Disclosure Schedule contains a complete and accurate list of (i) the 10 largest customers of the Company and its subsidiaries in terms of revenues during each of the Company's and its subsidiaries last two fiscal years, showing the approximate total sales to each such customer during such period; and (ii) the 10 largest suppliers of the Company and its subsidiaries in terms of purchases during each of the Company's last two fiscal years, showing the approximate total purchases from each such supplier during such period. Since December 31, 1996, to the Selling Shareholders' knowledge after due inquiry, there has been no material adverse change in the business relationship of the Company and its subsidiaries with any customer or supplier named in the Disclosure Schedule.

         ad. Intentionally deleted.

         ae. Environmental Matters. (1) The Company and each of its subsidiaries are in compliance in all material respects with all applicable Environmental Laws (as defined below), and for the past five years have been in such compliance; without prejudice to and without limiting their obligations hereunder, the Selling Shareholders state that they have reviewed: (1) the report made by Oranjewoud (the "Oranjewoud Report") dated March 20, 1997, of which a copy in the English language has been provided to by the Buyer, (2) the report dated December 21, 1995 referring to the Masterfan location in Wierden (the "Masterfan Report"), of which a copy has been disclosed to the Buyer; (3) two reports that are being made with respect to the Company's Properties in France, copies of which will be provided to the Buyer as soon as they have become available (the "French Reports"); to the Selling Shareholders' knowledge there is no reason to believe that circumstances exist which could prevent or interfere with continued compliance in all material respects by the Company and each of its subsidiaries with all applicable Environmental Laws that are reasonably likely to become applicable to the Company or any of its subsidiaries after the Closing Date and that could individually or in the aggregate, have a Material Adverse Effect after the Closing Date if adopted.

         (2) The Company and Its subsidiaries hold all material Environmental Permits (as defined below) necessary to conduct their operations as they are currently conducted; the Disclosure Schedule includes a true and complete list of all such Environmental Permits and their expiration dates, and the Company has no reason to believe that such permits will not be renewed.

         (3) There are not Materials of Environmental Concern (as defined below) present at, and no Materials of Environmental Concern are or have been in any way released or threatened to be released from, any Fancom Property (as defined below), or to the best of the Selling Shareholders knowledge after due inquiry, former Fancom Property, or as a result of present or former operations of the Company or any of its subsidiaries or any predecessor entity (including without limitation the disposal of

Materials of Environmental Concern at any location other than a Fancom Property or former Fancom Property), that could reasonably be expected to be in material violation of or otherwise to give rise to material liability of the Company or any of its subsidiaries under any Environmental Law.

         (4) No reports of any kind have been made to or required by any governmental authority pursuant to any Environmental Law concerning spills or any other releases of any kind at, or in any way from, any Fancom Property, former Fancom Property (as defined below), or as a result of present or former operations of the Company or any of its subsidiaries or any predecessor entity, for which spills, releases, or reports thereof the Company or any of its subsidiaries may be liable under any Environmental Law; true and complete copies of all written reports concerning such spills and other releases have been provided or made available to Buyer.

         (5) None of the following are or have been on, under, in or at any Fancom Property, or to the Selling Shareholders' knowledge after due inquiry, any former Fancom Property: (A) underground or aboveground storage tanks containing Materials of Environmental Concern; (B) polychlorinated biphenyls;
(C) asbestos or asbestos-containing materials; (D) septic tanks, septic fields, drywalls, or similar Structures; (E) lagoons or impoundments; or other bodies of water to which Materials of Environmental Concern may have been discharged; (F) landfills or dumping areas; or similar locations where Materials of Environmental Concern may have been placed.

         (6) Neither the Company nor any of its subsidiaries has received any Environmental Claim (as defined below), and to the Selling Shareholders' knowledge after due inquiry, no Environmental Claim has been threatened against the Company or any of its subsidiaries by any person.

         (7) Neither the Company nor any of its subsidiaries has entered into, agreed to, nor is the Company or any of its subsidiaries otherwise subject to any judgment, decree, order or similar requirement under any Environmental Law, nor to the Selling Shareholders' knowledge is any such judgment, decree, order or requirement being negotiated that may obligate or affect the Company or any of its subsidiaries.

         (8) Neither the Company nor any of its subsidiaries has assumed or retained, contractually or by operation of law, any liabilities or obligations of other persons, contingent or otherwise, in connection with any Environmental Law.

         (9) There are no past or present actions, activities, events, conditions or circumstances, including without limitation the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Materials of Environmental Concern, that could reasonably be expected to give rise to any material liability or obligation of the Company or any of its subsidiaries under any Environmental Laws.

None of the matters set forth on the Disclosure Schedule, or any aggregation thereof, could reasonably be expected to have a Material Adverse Effect.

         (10) True and complete copies of all reports, studies, assessments, audits, and similar documents in the possession or control of the Company, any of its subsidiaries or any Selling Shareholder that address any issues of actual or potential noncompliance in any material respect with, or actual or potential material liability under, any Environmental Laws that may affect the Company or any of its subsidiaries have been provided to Buyer prior to the signing hereof.

         (11) As used in this Section 2.2(ae):

         "Environmental Claim" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Materials of Environmental Concern at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit, or (iii) otherwise relating to obligations or liabilities under any Environmental Law.

         "Environmental Laws" means all federal, state, provincial and local statutes, rules, regulation, ordinances, orders, judgments, decrees and common law relating in any manner to contaminated, polluting, or protection of human health or the environment.

         "Environmental Permits" means all permits, licenses, registrations and other governmental authorizations or exemptions required under Environmental Laws.

         "Fancom Property" means all real property in which the Company or any of its subsidiaries have any legal interest, including without limitation a leasehold interest, and any equipment or other property owned or leased by the Company or any of its subsidiaries.

         "Materials of Environmental Concern" refers to any waste, pollutant, contaminant or other substance of any kind (including without limitation orders, radioactivity, and electromagnetic fields) regulated by or under, or which may otherwise give rise to liability under, any Environmental Law.

         af. Transactions with Certain Persons. No officer, director, shareholder or employee of the Company and its subsidiaries nor any member of any such person's immediate family is presently a party to any material transaction with the Company or any of its subsidiaries relating to the business of the Company and its subsidiaries, including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of material services by (other than for services as officers, directors or employees of the Company and its subsidiaries), (ii) providing for the rental of material real or personal property from, or (iii) otherwise requiring material payments to (other than for services as officers, directors or employees of the Company and its subsidiaries) any such person or corporation, partnership, trust or other entity in which any such person has a substantial interest as a shareholder, officer, director, trustee or partner.

         ag. Bank Accounts, Signing Authority, Power of Attorney. The Disclosure Schedule lists all accounts with and safety deposit boxes held by or in the name of the Company or any subsidiary in any bank or other financial institution as well as the names of all persons who have any power, whether individually or jointly, to sign an order on behalf of the Company or any subsidiary to withdraw money or other property from any bank or other account, or who are authorized to borrow money or sign notes on behalf of the Company or any subsidiary.

         ah. Brokers. Except for American Securities Capital Partners L.P., whose fees, commissions and expenses are the sole responsibility of the Buyer, and Broadview Associates, whose fees, commissions and expenses are the sole responsibility of the Selling Shareholders, no financial advisor, broker or finder is entitled to any financial advisory, brokerage or finder's fee or other similar payment from the Buyer, the Selling Shareholders, the Company or any of their subsidiaries or affiliates.

         ai. Investment Assets. The Disclosure Schedule contains a true and complete list of all investments in debt or equity of other entities outstanding as of the date hereof made by the Company or any of its subsidiaries.

         aj. Information. To the Selling Shareholders' knowledge after due inquiry the Company has furnished and will continue up and until the Closing to furnish to Buyer all information with respect to the assets, earnings, and business of the Company and its subsidiaries, material for disclosure to an intending purchaser of the Company and acknowledge that Buyer has relied and will rely thereon in entering into this Agreement and consummating the transactions contemplated by this Agreement and the Escrow Agreement. To the Selling Shareholders' knowledge after due inquiry no such information contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading.

                                   ARTICLE III

                          ACTIONS PRIOR TO THE CLOSING

         3.1 Consents, Authorizations, etc. Each party hereto will use its commercially reasonable efforts to obtain all consents, authorizations, orders and approvals of, and make all filings and registrations with, any governmental commission, board or other regulatory body or any other person required for or in connection with the consummation on of the transactions contemplated hereby and will cooperate fully with the other parties in assisting them to obtain such approvals and to make such filings and registrations. No party hereto will take or omit to take any action for the purpose of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing or registration.

         3.2 Expenses. Intentionally deleted.

         3.3 Conduct of the Company.

         a. Operations in the Ordinary Course of Business. The Selling Shareholders warrant and represent that during the period as from March 1, 1997 inclusive to the Closing Date the Company and its subsidiaries have conducted their business operations according to the ordinary and usual course of business and have used their reasonable best efforts (i) to preserve intact their business organization; (ii) to maintain their books and records in accordance with past practices; (iii) to keep available the services of their managing directors (directeuren) and employees; and (iv) to maintain satisfactory relationships with licensors, suppliers, distributors, customers and others having business relationships with them.

         b. Except as contemplated by this Agreement, the Company and its subsidiaries have not during the period from March 1, 1997 inclusive to the Closing Date:

         (1) incurred any new debt, liability or obligation, direct or indirect, whether accrued, absolute, contingent or otherwise (other than short-term indebtedness in the ordinary course of business consistent with past practice in an amount not exceeding USD 50,000;

         (2) assumed, guaranteed, endorsed or otherwise become responsible for the obligations of, or made any loans or advances to, any other individual, firm or corporation (other than the Company or any Of its subsidiaries);

         (3) made any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock or declare, set aside or pay any dividend or distribution

(whether in cash, capital stock or property), other than any dividends to the Company from any of its subsidiaries;

         (4) mortgaged, pledged or otherwise encumbered any of its properties or assets other than in the ordinary course of business consistent with past practice;

         (5) sold, leased, transferred or disposed of any of its properties or assets, waived or released any rights of material value, or cancelled, compromised, released or assigned any indebtedness owed to it or any claims held by it except for sales of inventory in the ordinary and usual course of business and consistent with past practice;

         (6) except for capital expenditures not exceeding USD 10,000 individually, made any investment or expenditure of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation;

         (7) entered into any transaction other than in the ordinary and usual course of its business and consistent with past practice;

         (8) entered into or terminated any agreement, plan or lease, or made any change in any of its agreements, plans or leases other than in the ordinary course of business consistent with past practice;

         (9) permitted any insurance policy naming it as a beneficiary or a loss may be payee to be cancelled or terminated or any of the coverage thereunder to lapse;

         (10) entered into any collective bargaining agreements;

         (11) hired any new employees (other than in the ordinary course of business consistent with past practice) or increased in any manner the compensation, remuneration or fringe benefits of any of its officers or employees or pay or agree to of pay any pension, retirement allowance, or other benefit not required by any existing employee benefit plan to any such officers or employees, commit itself to any employment agreement or employee benefit plan with or for the benefit of any of its officers or employees or any other person, or altered, amended, terminated in whole or in part or curtailed or permanently discontinued distributions to, any pension plan or any other employee benefit plan;

         (12) except for an issue in the month April 1997 of 33.000 shares with a nominal value of NLG 10 each issued to J.H.M. Cremers and for which a consideration of NLG 330,000 was received, issued any shares of capital stock or issued any warrants, options, calls, subscriptions, or other agreements or commitments obligating it to issue shares of capital stock;

         (13) entered into an agreement to do any of the things described in clause (1) through (12) of this Section 3.3: or

         (14) taken any action which would render inaccurate any representation and warranty made herein.

                                   ARTICLE IV

                            CONDITIONS TO THE CLOSING

     4.1 Conditions to the Closing Relating to Buyer. Consummation of the transactions contemplated hereby is subject to the fulfilment to the reasonable satisfaction of Buyer, prior to or at the Closing Date, of each of the following conditions:

         a. Escrow Agreement. The Escrow Agreement, attached hereto, shall be executed and delivered substantially in the form of Exhibit C.

         b. Legal Opinion. Buyer shall have received a legal opinion, dated as of the Closing Date, from Caron & Stevens/Baker & McKenzie, special counsel to the Company, substantially in the form of Exhibit H hereto.

         c. Resignations of Supervisory Directors. All members of the boards of supervisory directors of the Company and its subsidiaries shall have tendered, effective at the Closing, their resignations as supervisory directors and General Meeting of Shareholders of the Company or the Subsidiaries, as the case may be, shall have accepted such resignations thereby limiting any releases to the conduct of the Supervisory Directors as appearing from the Financial Statements, and the Buyer shall have received releases, in form and substance satisfactory to the Buyer, by each of them of any claims they may have against the Company and its subsidiaries.

     4.2 Conditions to the Closing Related to the Company and the Selling Shareholders. Consummation of the transaction contemplated hereby is subject to the fulfilment to the reasonable satisfaction of the Company and the Selling Shareholders, prior to or at the Closing Date, of the following condition:

         a. Escrow Agreement. The Escrow Agreement attached hereto, shall be executed and delivered substantially in the form of Exhibit C.

                                    ARTICLE V

                                   TERMINATION

     5.1 Termination. This Agreement may be terminated by:

         (1) By mutual action of the Selling Shareholders Representative and Buyer,

         (2) By the Selling Shareholders Representative, if any of the conditions set forth in Section 4.2(a) noncompliance or nonperformance shall have not been cured or eliminated (or by its nature cannot be cured or eliminated by Buyer on or before the Closing Date: or

         (3) By Buyer, if any of the conditions set forth in Section 4.1 shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the Company and the Selling Shareholders on or before the Closing Date or (Y) waived by the Buyer; or

         (4) At any time after 30 days, by either Buyer or the Selling Shareholders Representative if the Closing shall not have occurred on or before such date and such failure is not caused by a breach of this Agreement by the terminating party.

              5.2 Termination Fee. In the event of the termination of this Agreement, the Selling Shareholders agree to reimburse the Buyer for fifty percent (50%) of the Buyer's out-of-pocket costs related to the transaction which are incurred within the first 30-day period after complete execution and delivery of the Letter of Intent, up to a maximum reimbursement of USD 50,000.--.

              5.3 Effects of Termination. In the event of the termination of this Agreement, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other parties hereto or their respective stockholders or directors or officers in respect thereof, except for the obligations of the parties hereto in Section 5.2 and except that nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination.

              5.4 After the Closing of this Agreement neither party shall be entitled to rescind this Agreement on account of breach of performance by the other party.

                                   ARTICLE VI

                                    INDEMNITY

         6.1 Survival of Representations and Warranties. The representations and warranties by the Selling Shareholders inclusive those made in section 3.3 hereof shall survive until and including June 30, 1998, except that the representations and warranties of the Selling Shareholders contained in Sections 2.2(j) shall survive three months after the date when the assessments for corporate income tax (vennootschapsbelasting) for the fiscal years up to and including 1997 have become final and in respect of those years "navorderingsaanslagen" can no longer be imposed and such representations and warranties as are contained in section 2.2(b) shall survive until the end of the statutory limitation period for obligations under such representations and warranties. Such representations and warranties as contained in section 2.2(ae) shall survive until and including April 30, 2002.

         6.2 Indemnity. The Selling Shareholders agree to indemnify Buyer and the Company for any and all claims, losses, costs, charges, expenses, obligations, liabilities, actions, suits, damages, judgments, and deficiencies, including interest and penalties, reasonable counsels' fees and all amounts paid in settlement of any claim, action, or suit (collectively referred to as "Claims") which may be sustained, suffered or incurred by any of them and arising out of or relating to any breaches of the representations, warranties, covenants and agreements of the Company or the Selling Shareholders contained herein; provided, that with respect to any breach of a representation or warranty the Selling Shareholder Representative receives notice of such breach prior to the expiration of the relevant representation or warranty pursuant to Section 6.1; provided, further, that the obligations of the Selling Shareholders under this Section 6.2 (other than obligations relating to Sections 2.2(b), 2.2j) and 2.2(ae)) shall be limited to the aggregate of (i) the amounts initially in the Escrow Fund (ii) a percentage equivalent to the statutory interest over the amounts which from time to time are in the Escrow Fund. Notwithstanding anything herein to the contrary, regardless of whether or not the Escrow Agreement is then in effect or the amount of Escrowed Funds are then sufficient, the parties hereto agree that there shall be no limit as to the Selling Shareholders' obligations with respect to claims relating to Sections 2.2(b), 2.2(j) and 2.2(ae). The Escrow Agreement shall in all respects be subject to this Section 6.2.

         6.3 Cooperation. In the event a Claim is asserted by any third party against Buyer and/or the Company for which indemnification may be sought, it shall notify the Selling Shareholders Representative of such Claim by giving to the Selling Shareholders Representative written notice, and shall give Shareholders and their counsel access to any and all such files, records and other documents as may be necessary to enable the Selling Shareholders to investigate or participate in the defence against such Claim (but at the cost and expense of such Selling Shareholders) and Buyer shall otherwise cooperate in connection therewith and shall nor unreasonably assume a position contrary to that of Shareholders with respect to all such third party Claims.

         6.4 Severalty. If and when any indemnification would become due under this Article VI, the Selling Shareholders will be liable on a basis in proportion to their respective shareholdings in the Company, to be calculated on the basis of the aggregate nominal value of the shares held by each of them.

         6.5 Threshold. The Buyer is not entitled to receive an indemnification for breach of the representations and warranties of the Selling Shareholders contained in section 2.2 paragraphs (a) to (i) inclusive, (l), (n) to (p) inclusive, (r) to (ad) inclusive and (af) to (aj) inclusive unless the aggregate of any claims in respect of breach of these warranties and representation is an amount in excess of NLG 100,000.

                                   ARTICLE VII

                         CERTAIN POST-CLOSING AGREEMENTS

         7.1 Noncompete. Each of the Selling Shareholders agrees on behalf of itself and its affiliates that he, she or it will not at any time for five years after the date hereof, except with the express prior written consent of the Buyer; (a) directly or indirectly, engage in any Competitive Business (meaning, any current business engaged in the businesses of the Company and its subsidiaries, or any natural extensions of such business), whether such engagement shall be as an owner, partner, agent, employee, consultant or shareholder (except as the holder of not more than five percent (5%) of the outstanding shares of a corporation whose stock is publicly traded); (b) directly or indirectly solicit, divert or accept business from or otherwise take away or interfere with any customer of the Buyer, the Company or their Affiliates engaged in any Competitive Business, including without limitation any person who was a customer or whose business was being pursued by the Buyer, the Company of their Affiliates prior to the date hereof; or (c) directly or indirectly, accept employment with, be employed or be a principal of any business or enterprise which then employs or has as a principal or holder of any interest therein (except as the holder of not more than one percent (1%) of the outstanding shares of a corporation whose shares are publicly traded) any individual who was previously employed in a managerial or consultant position with Buyer, the Company or any of their Affiliates.

         7.2 Nondisclosure. Each of the Selling Shareholders, agrees that, at all times from and after the date hereof, except as required by law or by the order of any court or government agency, it shall keep secret and retain in strictest confidence and shall not, except with the express prior written consent of Buyer, directly or indirectly disclose, communicate or divulge to any person, or use for the benefit of any person, any Proprietary Information (meaning, all information or data with respect to the conduct or details of the business of the Company including, without limitation, methods of operation, customers and customer lists, details of contracts with customers, consultants, suppliers or employees, products, proposed products, former products, proposed, pending or completed acquisitions of any company, division, product line or other business unit, prices and pricing policies, fees, costs, plans, designs, technology, inventions, trade secrets, know-how, software, marketing methods, policies, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters of the business of the Company). The restriction contained in the preceding sentence shall not apply to any Proprietary Information that (i) is a matter of public knowledge on the date of this Agreement or (ii) becomes a matter of public knowledge after the date of this Agreement from another source which is under no known obligation of confidentiality to Buyer or its affiliates.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Notices. Except as otherwise required by law, all announcements, notices, summons and other communications pursuant to this Agreement shall be delivered to the addresses stated hereunder (or to such address as a party or Company has communicated to the other party or parties in accordance with this Article) by registered mail with return receipt, by courier or by telegram, telex or telefax:

         if to Buyer or the Company:

             Chore-Time Brock Holding B.V.
             De Boelelaan 7
             1083 HJ Amsterdam
             P.O. Box 71744
             1008 DE Amsterdam
             Attn: Equity Trust Co. N.V.
             Telephone: 31 (0)20 64 66 111
             Telecopy:  31 (0)20 64 27 675

         with copies to:

             CTB, Inc.
             State Road 15 North
             P.O. Box 2000
             Milford, Indiana 46542-2000
             Attn: J. Christopher Chocola, President
             Telephone: 1 (219) 658 4101
             Telecopy:  1 (219) 658 3472

             Trenite Van Doorne
             De Lairessestraat 133
             1075 HJ Amsterdam
             Attn: J. Berkvens
             Telephone: 31 (0)20 6789 123
             Telecopy:  31 (0)20 6789 589

         if to the Selling Shareholders:

             Halder Investments III B.V.
             9 Lange Voorhout
             2514 EA 's-Gravenhage
             Telephone: 31 (0)70 361 8618
             Telecopy:  31 (0)70 361 8616

         with a copy to:

             Caron & Stevens/Baker & McKenzie
             Attn.  M. van Bremen
             29 Leidseplein
             1000 CS Amsterdam
             Telephone: 31 (0)20 551 7174
             Telecopy:  31 (0)20 627 3458

Notices sent as follows shall be deemed to have been received at the following times:

         (a) if sent by courier: at the moment of delivery by the courier to the addressee;

         (b) if sent by registered letter: on the date noted on the return receipt;

         (c) if sent by telegram, telex or telefax: on the date on which the notice is sent.

         8.2 Counterparts. This Agreement shall be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.3 Exhibits, Schedules and Disclosure Schedule. The Exhibits, Schedules and Disclosure Schedule are integral parts of this Agreement.

         8.4 Headings and Table of Definitions. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

         8.5 Power of Attorney. Each of the undersigned Selling Shareholders hereby irrevocably makes, constitutes and appoints Halder Investments III B.V. , as his, her or its attorney-in-fact (the "Selling Shareholders Representative") with full power to act in his, her or its place and stead to compromise any claim or take any other action, including without limitation pursuant to Section 6.3, with respect to this Agreement.

         8.6 Miscellaneous. This Agreement (including the Schedule and Exhibits hereto and the Disclosure Schedule) (a) constitutes the entire Agreement and understanding and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, including the Letter of Intent dated February 25, 1997 between the Company and the Buyer and (b) shall not be assigned, by operation of law or otherwise.

         8.7 Arbitration. Any disputes arising that relate to the calculations made pursuant to Section 1.5 of this Agreement shall be settled by arbitration. The parties hereto shall submit such dispute to neutral binding arbitration in the City of Amsterdam, by a partner of a "Big 6" Accounting Firm, other than Deloitte & Touche and Coopers & Lybrand to be appointed to this end by the president of the NIVRA. In the event of such arbitration, the matter shall be heard by such partner as a single arbitrator. Any party requesting arbitration shall give notice to the other party stating the issue to be resolved. The decision of the arbitrator shall be final and binding on both parties. Any arbitration shall be conducted in the English language. The arbitrator shall set the order of the proceedings. All fees and expenses relating to the work, if any, to be performed by the arbitrator shall be borne entirely by the non-prevailing party (i.e. the party whose claim is furthest from the arbitrator's award), who shall be determined by the arbitrator. Each party hereby consents to the entry of a judgment in any court of competent jurisdiction enforcing any arbitration decision made in accordance herewith.

         8.8 Injunctive Relief. Notwithstanding anything to the contrary herein and without prejudice to any remedies given to the parties by law, each of the Selling Shareholders agrees only for the purpose of Buyer obtaining an injunction hereunder that any breach of the covenants contained in Article VII would irreparably injure the Company and the Buyer. Accordingly, each of the Selling Shareholders agrees that the Company or the Buyer may, in addition to pursuing any other remedies it may have in law, obtain an injunction against each Selling Shareholder from any court having jurisdiction over the matter restraining any further violation of this Agreement by the Selling Shareholder.

         8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the law of The Netherlands.

         8.10 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article VI.

         8.11 U.S. Internal Revenue Service
The Buyer has entered into this Agreement in contemplation of its U.S. parent company filing an Internal Revenue Code Section 338 election (the "Election") with the Internal Revenue Service with respect to the transaction. The Selling Shareholders hereby agree to cooperate with the Buyer with respect to the preparation of the Election and agrees to give its consent to the filing as may be reasonably requested.

         IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed in Amsterdam as of the date first above written:



                                       CHORE-TIME BROCK HOLDING B.V.

                                       By: CTB, Inc.

                                       By /s/ J. Christopher Chocola
                                          --------------------------------------
                                          Name: J. Christopher Chocola
                                          Title: President & CEO





                                       HALDER INVESTMENTS III B.V.



                                       By /s/ Michael Van Bremen
                                          --------------------------------------
                                          Name: Michael Van Bremen
                                          Title: Attorney in Fact

                                       HALDER INVESTMENTS III C.V.

                                       By /s/ Michael Van Bremen
                                          --------------------------------------
                                          Name:  Michael Van Bremen
                                          Title: Attorney in fact


                                       STICHTING FONDSBEHEER FINCON


                                       By /s/ Michael Van Bremen
                                          --------------------------------------
                                          Name:  Michael Van Bremen
                                          Title: Attorney in fact


                                       BELDOR B.V.


                                       By /s/ Michael Van Bremen
                                          --------------------------------------
                                          Name:  Michael Van Bremen
                                          Title: Attorney in fact




                                       /s/ Michael Van Bremen
                                       -----------------------------------------
                                       V. BERGER



                                       /s/ Michael Van Bremen
                                       -----------------------------------------
                                       A. FABER



                                       /s/ Michael Van Bremen
                                       -----------------------------------------
                                       J. PAQUES

                                       /s/ Michael Van Bremen
                                       -----------------------------------------
                                       J.H.M. CREMERS



                                       /s/ Michael Van Bremen
                                       -----------------------------------------
                                       H.W. GOOTZEN



                                       /s/ Michael Van Bremen
                                       -----------------------------------------
                                       FANCOM HOLDING B.V.



                                       By /s/ Michael Van Bremen
                                          --------------------------------------
                                          Name:
                                          Title:

CTB, Inc. An Indiana corporation, hereby guarantees to the Selling Shareholders the prompt fulfillment by the Buyer of all and any obligations assumed by it under this Agreement.

Amsterdam, May 1, 1997.
CTB, Inc.



By: /s/ J. Christopher Chocola         By: /s/ Michael J. Kissane
   ------------------------------         ------------------------------
   Name:  J. Christopher Chocola          Name:  Michael J. Kissane
   Title: President & CEO                 Title: V.P. & Secretary